Exhibit A
                                                                       ---------

Sent Via Fascimile and Overnight Commercial Courier

December 15, 2000


Simon M. Lorne, Esq.
Munger, Tolles & Olsen LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071-1560


Re:      Digital Courier Technologies, Inc. (Symbol: DCTIE)
         Nasdaq Listing Qualifications Panel
         Decision NQ 3461N-00


Dear Mr. Lorne:

This is to inform you that, pursuant to the November 9, 2000 oral hearing before a Nasdaq Listing Qualifications Panel (the "Panel"), a determination has been made in the matter of Digital Courier Technologies, Inc. (the "Company") and its request for continued inclusion on the Nasdaq National Market notwithstanding the Company's failure to comply with the Nasdaq's filing requirement, as set forth in Nasdaq Marketplace Rule 4310(c)14), and the shareholder approval and public interest concerns raised by staff, in accordance with Nasdaq Marketplace Rules 4350(i)(1)(c) and 4300/4330(a)(3), respectively.1

After a careful review of the entire record, the Panel relied upon the following information in reaching its determination.

Factual Background
------------------

The Company describes itself as a specialist in risk management and fraud control providing highly scalable, reliable, and fully-integrated payment software and systems for businesses, internet merchants and financial institutions. The Company filed the Form 10-K for the fiscal year ended June 30, 2000 on December 7, 2000, and the Form 10-Q for the quarter ended September 30, 2000 on December 8, 2000. The Form 10-Q for the quarter ended September 30, 2000 reported total assets of $234,566,568, net tangible
--------------------------------------------------------------------------------
1The Company was given specific notice of its failure to timely file the Form 10-K for the fiscal year ended June 30, 2000 and an opportunity to respond. It was subsequently determined that the Company was delinquent in the filing of the Form 10-Q for the quarterly period ended September 30, 2000. The Company was not provided with specific notice of the additional delinquency; however, the Company did present a plan to address the September 30, 2000 filing at the hearing.

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


assets of $14,870,080, and three month revenue and net income (loss) of $9,495,909 and $(12,513,009), respectively.2 The Company now reports approximately 40,044,444 total shares outstanding and 28,242,964 shares in the public float.3 The closing bid price for the Company's common stock on October 10, 2000, the last day of trading prior to the halt discussed below, was $2.9063 per share; consequently, the market capitalization and market value of public float were $116,252,000 and $82,081,114, respectively.

The First Public Disclosure on Form 9-K
---------------------------------------

On August 18, 2000, the Company filed a Form 8-K with the Securities and Exchange Commission (the "SEC") generally disclosing that it had recently discovered the apparent existence of undisclosed interests held by certain of the Company's insiders and related parties in DataBank International Ltd. ("Databank"), an entity acquired by the Company in October 1999.4 The filing indicated that the undisclosed interests had apparently been acquired less than one year prior to the Company's purchase of DataBank at a lower price than that subsequently paid by the Company. In addition, while the Company believed the acquisition of DataBank was essential to the development of its business as it was then conducted, the Board determined that maintenance of such interests by insiders or affiliates without full disclosure to the Board was impermissible.

The Form 8-K also disclosed that, on August 15, 2000, the Board of Directors accepted the resignation of Mr. Egide, the Company's former Chief Executive Officer, as Chairman of the Board and appointed Kenneth M. Woolley, a director of the Company since 1996, to the position of Chairman.5 As a result of the foregoing, the Company appointed a Special Committee of disinterested directors to conduct a review of the circumstances and retained independent legal counsel, Munger, Tolles & Olson, LLP, to assist the Special Committee and the Company in conducting a thorough investigation into the matter.

The Notifications of Late Filing on Forms 12b-25
------------------------------------------------

On September 29, 2000, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (the "SEC") stating that it could not timely file the Form 10-K for the fiscal year ended June 30, 2000 due to the then ongoing internal investigation and the anticipated impact of the results of that investigation on the Company's financial statements for the periods following the acquisition. It further indicated that it had recently experienced a large turnover of personnel in its accounting and finance departments; consequently, certain key aspects of its audit were taking longer than expected. Thereafter, on October 11, 2000, the Company issued a press
--------------------------------------------------------------------------------
2 The Company reported net income (loss) of $(34,252,108), $(21,364,713), and $(8,281,967) for the fiscal years ended June 30, 2000, 1999, and 1998, respectively. 3 For the reasons discussed herein, the Company's total shares outstanding were recently reduced from approximately 48,600,000 to 40,044,444 shares.
4 The Company represented that DataBank is a credit card processing company, the acquisition of which, it believed, would enable it to dramatically expand its business of processing electronic credit card payments for goods and services over the Internet.
5 Mr. Egide resigned as Chief Executive Officer on July 20, 2000.

release in connection with the undisclosed related party interest stating only that "[the Company] has already returned 8 million shares to its pool of shares outstanding in an effort to fix the problem, and continued internal auditing is to determine if other shares need to be returned." In response to the Company's announcements and its failure to timely file the Form 10-K for the fiscal year ended June 30, 2000, Nasdaq staff halted trading in the Company's securities pending the receipt of additional information. Trading in the Company's securities remains halted.

Company Synopsis on Form 10-K for the fiscal year ended June 30, 2000
---------------------------------------------------------------------

On December 7, 2000, the Company filed the Form 10-K for the fiscal year ended June 30, 2000, which included a summary of the events that led to the investigation by the Special Committee and the results of that investigation. The filing indicated that:

         "During fiscal 2000, the Company received information indicating that its Chief Executive Officer and Chairman at the time, Mr. James Egide, may have had a conflicting, undisclosed, interest in [DataBank] at the time the Company acquired it. Specifically, there were two general allegations. First, it was alleged that he had been a part of a group that had acquired 75% of the stock of DataBank (the "Group DataBank Transaction") approximately 2 months before the Company entered into a letter of intent to acquire it. That earlier purchase was for 75% of DataBank at a purchase price of $6.2 million, while the Company's subsequent acquisition, deemed fair and equitable at the time, was priced at 28,027,500 shares of the Company's common stock. Second, it was alleged that Mr. Egide did not adequately disclose to the Company his ownership position. In DataBank at or prior to the time of the Company's acquisition of DataBank.

         The  Company's  Board  of  Directors  formed  a  special  committee  of directors, each of whom had no involvement in the transaction themselves, to investigate these allegations; as finally constituted, that committee consisted of Mr. Ken Woolley and Mr. Greg Duman (the "Special Committee"). The Special Committee, in turn, retained Munger, Tolles & Olson LLP, as outside counsel to conduct an investigation into this matter (the "Internal Investigation"). During this period, Mr. Egide resigned first as Chief Executive Officer and, later, as a director and as Chairman of the Board of Directors. Additionally, some DataBank shareholders who had received shares of the Company pursuant to the DataBank acquisition returned some or all of the DCTI shares they had received, although they did not present the Company with any signed agreement or otherwise document any right of the Company to take action with respect to the returned shares. (Approximately 7.7 million DCTI shares were received by the Company in this fashion.) All of these facts were promptly disclosed by the Company in press releases as they occurred. The investigation was conducted between August and October of

         2000. In the process of conducting its investigation, the Special Committee's counsel retained private investigators, reviewed all relevant documents in the Company's possession and conducted interviews of some 11 individuals. On October 25, 2000, they released the "Summary and Conclusions" of their final report..."

The Company's disclosure on Form 10-K continued:

         "The results of the investigation were inconclusive. Conflicting testimony was received as to the ownership of certain offshore entities, and dispositive evidence was not found. As to certain other factual questions, more subtle differences of interpretation were identified that could have had legal significance. For example, there were conflicting views as to whether the initial purchase of DataBank shares was made available to the Company. Moreover, there were significant uncertainties as to the legal effect of the different possible factual interpretations. In the view of counsel to the Special Committee, it was not fairly predictable what version of the facts a court would find credible. Also, it was not clear what legal conclusions a court would reach, or what remedies it would find to be available and appropriate, even if the factual questions were not in dispute.

         At approximately the time that the investigation was being completed, Mr. Woolley entered into discussions with certain of the stockholders who received DCTI shares in the DataBank acquisition. Ultimately, 7 stockholders agreed to return to the Company 8,637,622 DCTI shares in settlement of any claims by the Company of impropriety against them in connection with the transaction. These shares included the DCTI shares that had earlier been returned to the Company, but this time the Company's right to accept and cancel the shares was made clear. Also included in the returned shares were 1,120,000 shares returned by Mr. Don Marshall, the Company's President, and a former controlling shareholder of DataBank (before the Group DataBank Transaction). The Special Committee agreed that Mr. Marshall had no responsibility of liability with respect to any of the alleged improprieties, but he also agreed that, as the Company's President, and a former DataBank stockholder, he should not benefit through an increased percentage ownership in the Company from the return of stock by others from the DataBank transaction. Accordingly, his return of shares was designed to preserve, after the return of all the shares involved, his percentage interest in the Company at a level equal to what it was immediately before any such share returns. In the view of counsel to the Special Committee who had conducted the investigation, the settlement of claims in exchange for the return of shares was a favorable settlement for the Company in comparison to the certain expenses, and uncertain recoveries, that would have attended any litigation of the matter. After careful consideration of the final report of the Special

         Committee's counsel, the Company's Board of Directors continues to believe that the Company paid a fair price for DataBank."

The Investigative Report
------------------------

At the hearing, the Company submitted a summary of the "Report to the Special Committee of the Board of Directors of Digital Courier Technologies, Inc. regarding the Acquisition of Databank International, Ltd. "(the "Report"), authored by Munger, Tolles & Olson LLP and dated November 15, 2000, for the Panel's consideration. On November 20, 2000, the Company submitted a copy of the full report of legal counsel (the "Report") to the Special Committee for the Panel's review.

The Report provided additional detail with respect to the DataBank transactions. Specifically, the Report indicated that, in mid-2000, apparently in response to an inquiry from a significant shareholder, Brown Simpson Asset Management LLC, the Company "directed its attention to the role of Mr. Egide in relation to his purchase of an interest in DataBank, and the Company's subsequent acquisition of DataBank at a significantly higher per-share price."6 As a result of the investigation, the Company determined that, on December 18, 1998, certain individuals, which may have included James A. Egide, the Company's then Chairman and CEO, Arthur Sharpe, an individual heavily involved in real estate development on the island of St. Kitts where DataBank was incorporated, and Don Marshall, managing director of DataBank since its inception and the Company's President since July 1999, executed an agreement pursuant to which Messrs. Egide and Sharpe or their affiliates agreed to acquire 75% of the outstanding shares of DataBank from Mr. Marshall in exchange for approximately $5,250,000 in cash and Company common stock valued at $1,000,000.7 The transaction appears to have been financed, at least in part, through friends, family and business associates of Mr. Egide and was consummated on January 29, 1999.8

Although the Report revealed two conflicting versions of the events leading up to the shareholders' agreement, one by Messrs. Egide and Sharpe, the other by Mr. Marshall, it appears that Mr. Egide may have informed the Company's Board on December 15, 1998 (three days prior to the transaction referenced above) that the Company itself could acquire a 50% interest in Databank for $5,250,000 in cash, but warned that the deal must close by the end of January 1999. The Company represented that the Board declined the opportunity at that time due to an insufficient amount of cash to fund the transaction.
--------------------------------------------------------------------------------

Apparently within five weeks of the purchase of the 75% interest in DataBank by Mr. Egide, Mr. Sharpe, and/or others for approximately $6,250,000, on March 2, 1999, the Company entered into a letter of intent to acquire DataBank. Prior to completion of the transaction, on July 29, 1999, Mr. Marshall, DataBank's founder, assumed the position of 6 At the hearing, the Company represented that it was unsure as to how the shareholder became aware of the initial DataBank transaction and/or Mr. Egide's alleged involvement in it.
7 See Report, page 12.
8 See Company Correspondence to Nasdaq and attachments, dated December 12, 2000.

President of the Company. Thereafter, on August 13, 1999, the two entities executed a definitive agreement, pursuant to which the Company agreed to acquire DataBank in exchange for 16,600,000 shares of Company stock at closing, valued at $88,195,800, plus an additional 13,066,000 shares of common stock upon achievement by DataBank of certain earnings milestones within a two-year period, for a total of 29,666,000 Company shares.

Mr. Marshall represented that the first DataBank transaction was negotiated between himself and Messrs. Sharpe and Egide. While the Report indicated that Mr. Marshall believed he was selling the initial 75% interest in DataBank to the Company itself, the Report also disclosed that Mr. Marshall became aware at the time of the closing of the transaction that he was not selling shares to the Company itself, but to individual investors who may have included Mr. Egide. Notwithstanding, the Company failed to identify or disclose the apparent related party interest in the relevant proxy materials for the shareholders' meeting.

On October 5, 1999, the Company's shareholders approved the transaction and the acquisition of DataBank was promptly closed. At that same time, the Company reconfigured its Board of Directors. As reconfigured, the Board included Mr. Egide as Chairman and Messrs. Woolley, Hartman, Nagel, Tesmer, Hicks, and Marshall, the President of both DataBank and the Company at that time. Thereafter, on January 13, 2000, the Company's Board determined to accelerate the two-year earnout provision and issued an additional 11,427,500 common shares, valued at $108,561,250 to the selling shareholders of DataBank.9 As such, it appears the number of Company common shares issued to the DataBank selling shareholders was 28,027,500 shares, valued at approximately $196,757,050, versus the approximate $6,200,000 consideration paid by those same shareholders in the initial purchase of the 75% interest in DataBank in January 1999.

The Report also disclosed that Laidlaw Global Securities ("Laidlaw") was retained by the Company to render a fairness opinion with respect to the
DataBank acquisition. The Company represented that Laidlaw prepared a draft fairness opinion, but did not complete a final version. The Report indicated that, at a June 29, 1999 Board meeting, the Board resolved to pursue the transaction  without  the  fairness  opinion  due  to  the  fact  that  it  was:
"[c]oncerned that the fairness opinion would postpone the closing date of the [DataBank acquisition], and [was] convinced that the opinion was unnecessary in any event, because we know much more about DataBank than we did when we first
--------------------------------------------------------------------------------
9 The Company represented that the Board determined to accelerate the earnout provision, apparently for accounting and financial purposes, including a reduction in the goodwill effect of the acquisition, in view of the expectation that DataBank would not only meet the profit milestones, but would likely exceed them. See Report, page 36.
10 Nasdaq Marketplace Rule 4350(i)(l)(c) states that a Nasdaq National Market issuer must obtain shareholder approval prior to the issuance of securities "in connection with the acquisition of the stock or assets of another company if:
(i) any director, officer or substantial shareholder of the issuer has a 5 percent or greater interest (or such persons collectively have a 10 percent or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or signed the letter of intent, and that there was thus less need for a fairness opinion." The Company represented that it was unable to locate a copy of the draft fairness opinion.

Public Interest and Shareholder Approval Concerns

Based upon the Company's public disclosures regarding the internal investigation, and the bases therefore, as well as the expected impact of that investigation on the Company's financial statements, staff raised public interest concerns which it believed merited the delisting of the Company's securities from The Nasdaq Stock Market. Staff also questioned the validity of the Company's shareholders' approval for the DataBank transaction in October 1999,10 insofar as the relevant proxy statement did not disclose the related party involvement.

In response to staff's concerns, the Company noted that, upon hearing allegations of a related party transaction that may have detrimentally affected the Company and its shareholders, it promptly set up a special investigative committee. It also noted that in conjunction with the investigation, the officer in question, Mr. Egide, resigned all positions with the Company.11 The Company asserted that its sensitivity to the integrity of the investigative process was demonstrated in several ways, including the retention of special counsel. It believes the investigation was thorough and complete, involving documentary review, face-to-face interviews, and legal analysis as well as the use of significant resources. The Company further stated that it went to great length to keep the investing public, its independent auditors and Nasdaq informed of the existence and progress of the investigation.

The Company also stated that it believed the return of the shares constituted a favorable settlement in light of the significant legal uncertainties and factual difficulties, and in view of the prevailing circumstances.12 To that end, the Company noted that it settled the matter for consideration that it determined to be equal to or better than what would have been awarded if the Company had instituted and pursued a civil action based on a theory of misappropriation of corporate opportunity. Finally, the Company indicated that it has agreed to cooperate with the SEC in any investigation of the Company, Mr. Egide or any of the events surrounding the DataBank acquisition.13 It believes these measures serve to promote Nasdaq's mission to prevent fraudulent and manipulative acts
--------------------------------------------------------------------------------
securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5 percent or more; or
(ii) where, due to the present or potential offering for cash: (a) the common stock has or will upon issuance of stock or securities convertible into or exercisable for common stock, or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the stock or securities."

11 At the hearing, the Company represented that Mr. Egide currently controls less than 5% of the Company's total shares outstanding.
12 As first disclosed on October 16, 2000, the Company expected to report an adjustment to the purchase price for the acquisition of DataBank as a result of the return of certain shares in August 2000. However, on November 20, 2000, the Company announced that, rather than recording an adjustment to the purchase price, the Company would instead report an approximate $25,000,000 gain on the return of the shares during the quarter ending December 31, 2000.
13 While the Company does not believe the SEC has instituted a formal investigation into the matter, the Company represented that the SEC has made inquiries on an informal basis.

and to protect investors and the public interest, as set forth in Nasdaq Marketplace Rules 4300 and 4330(a)(3).

With respect to staff's shareholder approval concerns, the Company again asserted that it did not have any knowledge of any related party interests at the time it sought shareholder approval for the DataBank transaction and, as it began to suspect that there was an undisclosed related party interest, it disclosed the new developments as soon as was practicable under the circumstances. It further represented that the Company's Board "remains staunchly in favor of the acquisition, in spite of the related party issue (which has been settled)". The Company maintained that the terms of the acquisition were fair and noted that no shareholder has suggested otherwise. It does not plan to rescind the transaction and does not believe the disclosure in the proxy was deficient in any material respect, or that the shareholder vote on the acquisition was in any way affected. Notwithstanding the foregoing, the Company stated that, going forward, it intends to "vigorously inform its officers and directors of the Company's policies on related-party transactions, and of the obligations regarding related-party transactions imposed by applicable state and federal securities laws."14

Panel Request for Additional Information and Company Response
-------------------------------------------------------------

On  December  8,  2000,  the  Panel  requested  certain  additional  information particularly with respect to the identities of the investors in the initial DataBank financing and the "settlement agreements" obtained in connection with the return of certain shares issued by the Company to the selling shareholders of DataBank in the acquisition.15 The Company responded by letter dated December 12, 2000. The Company's submission disclosed that 48 individuals or entities received shares in consideration for their holdings in DataBank in connection with the acquisition and attendant earnout provisions. The selling shareholders included four limited liability companies (apparently based in St. Kitts & Nevis), including Carib Ventures Partners, Ltd., Prospect Creek Ltd., Oxford Partners and Next Generation Ltd. Arthur Sharpe, the individual with whom Mr. Egide apparently negotiated the initial financing transaction with Mr. Marshall, and/or Mr. Sharpe's father, apparently hold interests in those entities. The Company represented that, while it has been unable to confirm the involvement of Mr. Egide in any of those entities, "some persons have expressed suspicions - without being able to provide evidence - that some or all of those entities have an affiliation, which could include ownership, with Mr. James Egide, the former Chairman of the Board of the Company."16 The selling shareholder list also included the names of Mr. Egide's three adult sons and the "Anne Marie Egide Judice Endowment." The Company also disclosed its understanding that Mr. Egide was in communication with the persons or entities that returned shares to the Company during the course of the Special Committee's investigation.
--------------------------------------------------------------------------------
14 See Company Correspondence to Nasdaq, dated October 28, 2000, page 14.
15 Nasdaq's Correspondence to the Company, dated December 8, 2000, is hereby incorporated by reference. 16 See Company Correspondence to Nasdaq, dated December 13, 2000, page 2.

The Company presented a list of certain officers and directors who received shares of Company stock as a result of the DataBank transaction. The list included Mr. Marshall, the founder of DataBank and the Company's President and a director. As noted in the Company's most recent Form 10-K, Mr. Marshall subsequently returned 1,120,000 shares to the Company. The list also included two foreign trusts, CJ Overseas and LH Trust, which where shareholders in the Company prior to the DataBank transaction. The Company indicated that the trusts have a "relationship" with Mr. Glenn Harman, a Company director; however, the Company represented that Mr. Hartman advised it that he does not control and is not a beneficiary of such trusts. As such, he does not believe those entities should be considered affiliates of the Company. CJ Overseas returned 808,750 shares in settlement of any further claims against it.

Messrs. Mitchell Edwards and Michael Bard, the Company's former Chief Financial Officer (and control person of Kinea Partners) and former Senior V.P. and Controller (as well a control person of Flag Investments), respectively, also appeared on the list. The Company represented that Kinea Partners received 200,000 shares in the DataBank acquisition "substantial in compensation for [Mr. Edwards] efforts on the Company's behalf with respect to the DataBank and related transactions."17 Flag Investments received 206,250 shares in the DataBank transaction apparently for the same reason. Neither Kinea Partners or Flag Investment returned any shares to the Company.

In addition, by the same correspondence dated December 8, 2000, the Panel requested additional information with respect to the apparent related acquisition of SB.com, including a detailed disclosure of SB.com's shareholders prior to the acquisition and a description of the consideration exchanged. The Panel also questioned whether the consummation of the Company's acquisition of SB.com complied with Nasdaq's shareholder approval requirements, as set forth in Nasdaq Marketplace Rule 4350, particularly in light of the fact that the SB.com transaction, and the shares apparently issued in connection thereto, was not specifically cited in the August 1999 proxy materials which sough approval for the DataBank acquisition in October 1999.

The Company represented that it negotiated the SB.com acquisition simultaneous with the negotiation of the DataBank acquisition and acquired that entity from the selling shareholders of DataBank on June 4, 1999 for 2,840,000 shares of the Company common stock. It stated that, pursuant to the relevant agreement, "(1) the Company would acquire [SB.com] for shares of stock aggregating less than 20% of the Company's outstanding shares, but (2) additional shares would be issued to those persons if and when issuances were approved by shareholders of the Company in connection with the DataBank acquisition. As a result, an additional 4,260,000 shares were issued to those persons pursuant to shareholder approval."18 As such, the Company does not believe the issuance of shares pursuant to the acquisition of SB.com required shareholder approval under the applicable Nasdaq rules. Supporting documentation evidencing shareholder approval was not provided, nor was it evident in the record before the Panel.
--------------------------------------------------------------------------------
17 Id, page 4.
18 Id, page 6. Based upon information within the Form 10-Q for the quarter ended March 31, 1999, the Company's shares outstanding at the time of the acquisition totaled 13,989,982 shares.

Thereafter, on December 13, 2000, the Company submitted a supplemental statement for the Panel's consideration generally describing the remedial actions taken by the Company to date. Those actions are discussed throughout the body of this decision. The Company also disclosed that the SEC recently initiated an investigation into the matters discussed herein.

Filing Delinquencies
--------------------

The Company represented that it failed to timely file the Form 10-K for the fiscal year ended June 30, 2000 and the Form 10-Q for the quarterly period ended September 30, 2000 due to the timing of the internal investigation and the expected impact of the results of the investigation on its financial statements. The Company indicated that, while the internal investigation was ongoing, the Company was simultaneously preparing - and undergoing - its annual audit, as conduced by Arthur Andersen, LLP ("AA"). It noted that, on August 20, 2000, AA informed the audit committee that it had determined that there would likely be a delay in the certification of the Company's year-end financial statements due to the heightened level of scrutiny AA felt the internal investigation warranted, turnover in key personnel, and the impact of the October 1999 reorientation of the Company's business on its audit procedures. The Company represented that, at about the same time, the Company's account manager resigned from AA and the Company's controller retired, which further exacerbated the delay.

At the hearing, The Company stated that it expected to file the delinquent Forms 10-K and 10-Q by November 17, 2000; however, in subsequent correspondence, the Company represented that it would make the requisite filings within the week beginning November 27, 2000.19 Thereafter, on December 5, 2000, the Company indicated by telephone that it planned to make the required filings no later than December 8, 2000. The delinquent Forms 10-K and 10-Q were filed on December 7 and 8, 2000, respectively.

Going Concern Qualification
---------------------------

The Company received a "going concern" qualification in connection with the financial statements for the fiscal year ended June 30, 1999 due to recurring losses from continued operations, a working capital deficit and the Company's need to secure additional funding. During fiscal 1999, the Company obtained an additional $13,024,000 in equity financing and $2,350,000 in debt funding. The Company had indicated its belief that the acquisition of DataBank, and the resulting increase in cash flow from operations, would lead to the elimination of the going concern qualification due to the Company's recurring losses from operations, negative cash flows from operations, and a working capital deficit.

As discussed in Note 1 to the fiscal 2000 financial statements, the Company expects the negative cash flows to decrease significantly due to the growth of its e-payment processing services. It believes there will be sufficient cash flows from continuing operations during the next twelve months to sustain
--------------------------------------------------------------------------------
19 See Company Correspondence to Nasdaq, dated November 27, 2000.

operations; however, it indicated that it must seek additional funding to meet its marketing and expansion initiatives.

Panel Decision
--------------

While the Panel acknowledged the Company's current compliance with the filing requirement and all other quantitative criteria for continued listing on the Nasdaq National Market, the Panel was of the opinion that the facts and circumstances surrounding the Databank acquisition and the subsequent investigation raise serious public interest concerns meriting the immediate delisting of the Company's securities from the Nasdaq Stock Market.

The Panel noted that the 75% stake in DataBank was acquired by a group of shareholders, for approximately $6,250,000, less than five weeks before the Company entered into a letter of intent to acquire Databank for a purchase price which ultimately exceeded $196,000,000.20 Although the Panel acknowledged the Company's representations that it was unable to prove Mr. Egide's interest in any of the Databank selling shareholders, the Panel was of the opinion that the Company's Board ignored several clear signals that should have prompted it to conduct an investigation into any potential conflicts before consummation of the acquisition.

Specifically, the Panel noted that the selling shareholders of DataBank included three of Mr. Egide's adult children, a trust in the name of Mr. Egide's deceased daughter, as well as several offshore trusts, the ownership of which remains unclear. Further, it appears Mr. Marshall, the founder of Databank and the Company's current President, clearly knew, at least to an extent, of Mr. Egide's involvement in the first and second Databank transactions. As the Report indicated, Mr. Marshall became aware at the time of the closing of the initial sale of the 75% interest in Databank that he was not selling shares to the Company itself, but to individual investors who may have included Mr. Egide. Additionally, it appears that upon learning of the allegation that Mr. Egide may have been an interested party in the Databank acquisition, the Company directed its settlement attempts to Mr. Egide as a point person for the Databank selling shareholders and, as a result of those efforts, approximately 8,000,000 shares issued in connection with the acquisition were mysteriously returned to the Company.

Mr. Marshall's role was of particular interest to the Panel due to the fact that he became the Company's President in July of 1999, just prior to the August mailing of the proxy statement seeking shareholder approval for the Company's acquisition of Databank. As a result, the Panel was of the opinion that Mr. Marshall knew or should have known that the proxy statement was misleading because it did not disclose the related party elements of the transaction.
--------------------------------------------------------------------------------
20 The Panel noted that, based upon the initial transaction, the approximate total value of DataBank at that time was $7,500,000.

Several other aspects of the transaction also troubled the Panel. Specifically, the Panel noted that the Board determined to proceed with the acquisition, without receipt of a fairness opinion due to its apparent concern "that the fairness opinion would postpone the closing date of the [Databank acquisition]," and given that it was "convinced that the opinion was unnecessary in any event, because we know much more about DataBank than we did when we first signed the letter of intent...." To that end, the Panel determined that, at that time, some members of the Board most certainly were aware that the purchase price for the acquisition could exceed the purchase price paid in the first Databank transaction by more than thirty-fold. Further, the Panel observed that the Board determined to accelerate the earnout provision within approximately three months of the acquisition's completion, thus entitling the Databank selling shareholders to an additional 11,427,500 shares of Company stock, valued at $108,561,250, despite the fact that Databank had not yet achieved the milestones required by the agreement.

As a separate matter, the Panel noted that the Company failed to provide evidence that its shareholders specifically approved the acquisition of SB.com. Also, based upon the Company's own representations, the SB.com selling shareholders received in excess of 20% of the Company's pre-issuance total shares outstanding. Accordingly, the Panel determined that the Company violated Nasdaq Marketplace Rule 4350(i)(l)(C) by its failure to obtain shareholder approval for the acquisition of SB.com. The Panel did not render a determination as to whether the Databank acquisition necessarily violated Nasdaq's shareholder approval rules; however, the Panel was of the opinion that the failure to disclose the apparent related party interest in the DataBank transaction certainly raises a question as to the validity of the shareholders' approval and, at the very least, constitutes a basis for public interest concerns.

Finally, the Panel was unpersuaded that the Company has resolved all the outstanding issues or that the departure of Mr. Egide should alleviate any concerns going forward. In rejecting this assertion, the Panel noted that Mr. Marshall played a central role in the transactions at issue and that several other individuals that served as officers and/or directors during the period in question remain with the Company. Accordingly, based on the facts and circumstances in the entirety, the Panel determined that, in order to preserve and strengthen the quality of and public confidence in the Nasdaq Stock Market, and in order to protect the integrity of The Nasdaq Stock Market, prospective investors and the public interest, the Company's securities will be delisted from The Nasdaq Stock Market with the open of business Monday, December 18, 2000.21

The Company should be aware that the Nasdaq Listing and Hearing Review Council (the "Listing Council") may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review this decision, it may affirm, modify,
--------------------------------------------------------------------------------
21The Panel's determination is limited to those findings expressly set forth in this decision, which is based solely upon the facts and circumstances of this matter and should not be interpreted as precedent. In addition, each of the above referenced deficiencies and concerns served as a separate basis for the Panel's determination to delist the Company's securities.

reverse, dismiss, or remand the decision to a Panel. The Company will be immediately notified in the event the Listing Council determines that this matter will be called for review.

The Company may also request that the Listing Council review this decision. The request for review must be made in writing and received within 15 days from the date of this decision. Request for review must be made to: Sara Nelson Bloom, Office of General Counsel, The Nasdaq Stock Market, 1801 K Street, N.W. Washington, DC 20006, (202) 728-8478 and fascimile (202) 728-8321. Pursuant to Nasdaq Marketplace Rule 4840(b), the Company must submit a fee of $1,400.00 to The Nasdaq Stock Market, Inc. to cover the cost of the review. Please be advised that the institution of a review, whether by way of the Company's request or on the initiative of the Listing Council, will not operate as a stay of this decision.

Should you have any questions, please do not hesitate to contact me at (301) 978-8077.

Sincerely,
/s/ Katherine M. Roberson
-------------------------
    Katherine M. Roberson
    Counsel
    Nasdaq Listing Qualifications Hearing